STANDARD & POOR'S        Frank A. Ciccotto, Jr.      55 Water Street-45th Floor
                         Senior Vice President       New York, NY 10041
                         Securities Evaluations      (212) 438-4417 Tel
                                                     (212) 438-7748 Fax
                                                     frank_ciccotto jr@sandp.com



April 24, 2012



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:  The First Trust Combined Series 397

Gentlemen:

We have examined the Registration Statement File No. 333-180035, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 397. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


Sincerely,



Frank A. Ciccotto, Jr.